Exhibit 10.18

First Amendment to Amended and Restated Credit Agreement

This First Amendment to Amended and Restated Credit Agreement (herein, the "Amendment") is entered into as of August 19, 2005 by and among RC2 Brands, Inc. ("RC2 Brands"), RC2 South, Inc. ("RC2S"), Learning Curve International, Inc. ("LCI"), The First Years Inc. ("TFY"), Racing Champions Worldwide Limited ("RCWL"; RC2 Brands, RC2S, LCI, TFY, and RCWL being referred to herein collectively as the "Borrowers"), Harris N.A., successor by merger with Harris Trust and Savings Bank, as Administrative Agent, and the Lenders party hereto.

Preliminary Statements

A.    The Borrowers, the Lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of September 15, 2004 (the Amended and Restated Credit Agreement being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.    The Borrowers have requested that the Required Lenders increase the amount of investments, loans and advances permitted under Section 8.9(j) of the Credit Agreement and waive the Borrowers' existing non-compliance with Section 8.9 of the Credit Agreement, and the Required Lenders are willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendment.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, Section 8.9(j) of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

"(j)    other investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed $3,000,000 in the aggregate at any one time outstanding."

Section 2.	Existing Default and Waiver.

The Borrowers acknowledge that prior to giving effect to this Amendment, the Borrowers are in default of their obligations under Section 8.9 of the Credit Agreement by reason of the Company's investment in Meteor The Monster Truck Company, LLC in an amount in excess of that permitted by Section 8.9(j) of the Credit Agreement prior to giving effect to this Amendment (the "Existing Default"). Upon the effectiveness of this Amendment as hereinafter set forth, the Required Lenders hereby waive the Existing Default.

The foregoing waiver is limited to the matter stated herein. From and after the effective date of this Amendment, the Lenders expect and require the Borrowers to comply with the express requirements of Section 8.9 of the Credit Agreement, as amended hereby, and all other terms of the Credit Agreement and the other Loan Documents.

Section 3.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.    The Borrowers and the Required Lenders shall have executed and delivered this Amendment.

3.2.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4.	Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that, as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default (other than the Existing Default being waived pursuant to Section 2 hereof) has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 5.	Miscellaneous.

5.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[Signature Pages Follow.]

This First Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

RC2 Brands, Inc.
RC2 South, Inc.
Learning Curve International, Inc.
The First Years Inc., a Massachusetts corporation
Racing Champions Worldwide Limited

By   /s/ Curtis W. Stoelting
Name: Curtis W. Stoelting
Title: Chief Executive Officer of RC2
Brands, RC2S and LCI, President of TFY
and Director of RCWL

Accepted and agreed to as of the date and year first above written.

Harris N.A., Successor by Merger with
Harris Trust and Savings Bank, in its
individual capacity and as Administrative
Agent

By    /s/ Patrick J. McDonnell
Name  Patrick J. McDonnell
Title    Managing Director

National City Bank of the Midwest

By   /s/ Jennifer L. Kofod
Its  Senior Vice President

U.S. Bank National Association

By   /s/ Jason C. Nadler
Its  Vice President

LaSalle Bank National Association

By   /s/ Michael F. Perry
Its  Vice President

Fifth Third Bank (Chicago), a Michigan
Banking Corporation

By   /s/ Kim Puszczewicz
Its  Vice President

The Northern Trust Company

By   /s/ Jeffrey B. Clark
Its  Senior Vice President

Associated Bank, N.A.

By   /s/ Thomas E. O'Hare
Its  Executive Vice President

Charter One Bank N.A.

By   /s/ Raullo M. Eanes
Its  Vice President

M&I Marshall & Ilsley Bank

By   /s/ Ronald Carey
Its  Vice President

By   /s/ James R. Miller
Its  Vice President

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